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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): MARCH 4, 1998




                         SUNRISE ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-20765              54-1746596
(State or other jurisdiction of      (Commission          (I.R.S. Employer
 incorporation of organization)      File Number)         Identification No.)


                          9401 LEE HIGHWAY, SUITE 300
                            FAIRFAX, VIRGINIA 22031
              (Address of principal executive offices) (Zip Code)



                                 (703) 273-7500
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed Since Last Report)


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ITEM 5. OTHER EVENTS

      The Company announced on March 4, 1998 that its 1998 annual meeting of stockholders will be held on Monday, April 27, 1997 at 9 a.m. at The Ritz-Carlton (Tysons Corner), 1700 Tysons Boulevard, McLean, Virginia,
22102. Matters to be considered at the 1998 annual meeting include the election of three directors to three year terms and approval of a new stock option plan. The record date for stockholders entitled to vote at the meeting is March 16, 1998.

      In accordance with the public disclosure provisions of Article II,
Section 2.12 and Article III, Section 3.8 of the Company's bylaws, written notice of any business to be brought by any stockholder for the 1998 annual meeting, and written notice of any nominations of directors by any stockholder for the annual meeting, respectively, must be deleivered to, or mailed to and received by, the secretary of the Company at its principal executive offices, 9401 Lee Highway, Suite 300, Fairfax, VA 22031, not later than March 19, 1998. Such bylaw provisions further specify the procedures to be followed and the information required to be furnished by any stockholder in order to bring business before, or to make nominations of directors at, the 1998 annual meeting.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         SUNRISE ASSISTED LIVING, INC.
                                         (Registrant)





   Date:  March 4, 1998                  /S/ Larry E. Hulse
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                                         Larry E. Hulse
                                         Controller and Chief Accounting
                                         Officer